ROI GROUP LLC


                                SERVICE AGREEMENT


This Service Agreement is made on May 14, 2007 between Thinkpath Inc., a corporation organized and existing under the laws of Ontario, Canada, with its principal place of business located at 16 Four Seasons Place, Suite 215, Toronto, Ontario, Canada M9B 6E5, hereinafter referred to as "Company" and ROI Group LLC, a Delaware Corporation, with its principal place of business located at 39 Broadway, 24th Floor, New York, NY 10006, hereinafter referred to as "ROI".

1. RECITALS

Company provides customized solutions in: Engineering & Design Services, Technical Publishing & Documentation, Computer Aided Design (CAD) and On-site Engineering Support.

ROI agrees to perform investor relations services for the Company under the terms and conditions set forth in this Service Agreement.

2. COMPENSATION

The Company agrees to pay:

1) The cash component of the fee will be a retainer in the amount of $10,000 / month.

       PAYMENT IS DUE ON THE FIRST OF EACH MONTH OF SERVICE. THE FIRST AND
LAST MONTHS RETAINERS ARE DUE ON THE SIGNING OF THE SERVICE AGREEMENT. THE TOTAL
        CASH OUTLAY FOR THE FIRST MONTH THEREFORE CONSISTS OF THE FIRST
                 AND LAST MONTH'S FEES FOR A TOTAL OF $20,000.

2)   Common Stock & Warrants:

     We commit not to sell the shares or the shares underlying our warrants as long as we represent the Company.

          o 240,000 shares of Thinkpath Inc. (THPHF) common stock restricted for one year.

      * ALL WARRANTS WILL CARRY WITH THEM PIGGYBACK REGISTRATION RIGHTS AND
      HAVE A CASHLESS EXERCISE FEATURE AS ONE OPTION OF THEIR CONVERSION,
                 AND ARE TO BE DELIVERED AS SOON AS PRACTICABLE
                FOLLOWING THE EXECUTION OF THE SERVICE AGREEMENT.

3) Regarding any financing efforts, in which we act as finder, our role will be limited to simply introducing you to potential sources of capital. We will not negotiate the terms of any investment, nor will we proactively sell the deal to potential investors. Once we make an introduction, any potential investors will deal directly with the Company, and we will have no role in providing due diligence to potential investors.

     For introductions that result in the Company obtaining funding in the form of equity, convertible debt or other equity-linked securities, our compensation will be as follows:

          |X| 15% of the cash proceeds and warrants paid to an intermediary, if placed through an intermediary also receiving a fee;
          |X| 10% of cash proceeds and 10% of the warrants included in the placement, if placed directly;


     39 Broadway, Suite 2410 - New York, NY 10006 - Phone: (212) 495-0200 -
                              Fax: (509) 757-4801

     For introductions that result in the Company obtaining funding in the form of senior or mezzanine, or Bank/Commercial Lender Debt, our compensation will be as follows:

          |X| 15% of the compensation paid to an intermediary, for Debt placed through an intermediary also receiving a fee;
          |X|  3% for Debt if placed directly;

      THE ABOVE SCHEDULE OF SUCCESS FEES COVERS ANY TRANSACTION BETWEEN THE COMPANY AND ANY PARTY INTRODUCED BY ROI GROUP LLC, WHICH IS CONCLUDED
                  WITHIN TWO YEARS FROM THE TERMINATION OF THE
    SERVICE AGREEMENT. THE FEE IS PAYABLE IN CASH AT THE TIME OF THE CLOSING.

3.   REIMBURSED EXPENSES

The following will be billed monthly and assessed at a rate of 110%:

          a.   Travel Expenses (with Company approval)
          b.   Printing and commercial reproduction
          c.   Mailing and courier services
          d.   Other outsourced professional services

4.   INVOICES AND PAYMENTS

     Invoices for the above expenses will be submitted with the monthly retainer invoice and payment is due at the offices of ROI on the same day each month as the day that this Service Agreement was dated, as set forth above, for each month of service."

     In the event ROI shall be successful in any law suit for damages for breach of this Service Agreement including but not limited to non-payment of invoices, enforcement of this Service Agreement, or to enjoin the other party from violating this Service Agreement, ROI shall be entitled to recover as part of its damages, its reasonable legal costs and expenses for establishing and maintaining any such action.

5.   APPROVALS

     The Company hereby designates Declan French as its representative, unless otherwise, notified in writing. All material produced by ROI shall be approved in writing by this representative. All work so approved shall be considered to have been accepted by the Company.

     Any tasks requested by the Company but not included in the proposal dated May 4, 2007 will be considered Additional Work, and will be charged to the Company at the rate of $225 per hour. ROI shall advise the Company before commencing Additional Work and with prior approval of the Company's representative such additional work shall become part of this Service Agreement.


6. TERM

     The term of this Service Agreement shall commence on May 15, 2007 and extend until May 14, 2008. The agreement sill be for an initial one year term, terminable any time after 90 days, with 30 days notice


7. WARRANTY

     ROI will perform professional services, obtain findings and prepare recommendations in accordance with generally and currently accepted communications consulting principles and practices. This warranty is in lieu of all other warranties either expressed or implied.


     39 Broadway, Suite 2410 - New York, NY 10006 - Phone: (212) 495-0200 -
                              Fax: (509) 757-4801

8.   LIMITATION OF LIABILITY

     With regard to the services to be performed by each party pursuant to the terms of this Service Agreement, neither party shall be liable to one another, or to anyone who may claim any right due to this relationship with the Company, for any acts or omissions in the performance of said services on the part of either party or the agents or employees of either party; except when said acts or omissions of either party are due to its willful misconduct. Accordingly, each party shall hold the other free and harmless from any obligations, costs, claims, judgments, attorney fees and attachments arising from or growing out of the services rendered in connection with this Service Agreement. When such liability shall arise due to the willful misconduct of either party, the limit and all liability or claim for damages, costs of defense or expenses on account of any error, omission or professional negligence to be levied against either party by the other shall not exceed the amount of total fees paid by the Company at that time.

9.   CONFIDENTIALITY

     ROI acknowledges a duty not to disclose with the Company's prior approval during or after its terms of appointment any confidential information relating to the Company or Company's business including that resulting from studies or surveys commissioned and paid for by the Company. The Company in turn acknowledges ROI's right to use any general information regarding Company products or services which it has gained in the course of its appointment and which is to become publicly available for the purpose of providing services to the Company.

     The Company recognizes that ROI may provide consulting services to third parties. However, ROI is bound by confidentiality provisions of this Service Agreement and ROI may not use the information directly or indirectly for the benefit of third parties.

10.  INTELLECTUAL PROPERTY

     The copyright in all artwork, copy and other work produced by ROI rests initially with ROI. On payment by the Company of the relevant fees and disbursements owed to ROI, the copyright in any material is automatically deemed to be assigned to the Company unless other arrangements are made in writing.

11.  MISCELLANEOUS

ASSIGNMENT

     Neither party to this Service Agreement may assign or transfer this Agreement, any interest therein or claim there-under without the written approval of the other party.

GOVERNING LAW

     This Service Agreement shall be binding on and shall be for the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by the laws of the State of New York.

ENTIRE SERVICE AGREEMENT

     This Service Agreement constitutes the entire Agreement about understanding between ROI and the Company and supersedes any and all other agreements between the parties. No representation or promise, either oral or written, has been made except as specifically set forth herein. Should any part of this Service Agreement be declared invalid, such invalidity shall not affect the remainder of this Agreement without herein including any portion, which may hereafter be declared invalid.


     39 Broadway, Suite 2410 - New York, NY 10006 - Phone: (212) 495-0200 -
                              Fax: (509) 757-4801

In witness whereof, the parties have executed this Service Agreement of the day and year first above written.

ROI GROUP LLC                                 THINKPATH INC.


/s/ Robert J. Giordano                         /s/ Declan French
--------------------------------              ------------------------
Robert J. Giordano                             Declan French
Partner                                        Chief Executive Officer